Exhibit 99.1

Cartesian Reports Third Quarter 2015 Financial Results

Overland Park, KS – November 12, 2015 – Cartesian, Inc. (NASDAQ: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported preliminary financial results for the third quarter ended October 3, 2015. The financial results are potentially subject to change depending upon the conclusion of goodwill impairment testing that is currently being conducted by Cartesian as described below under "Goodwill Impairment Testing."

Q3 2015 Operational Highlights

•	Positive sequential revenue growth excluding impact of Farncombe. 25% total sequential revenue growth including Farncombe.

•	Completed reorganization of senior management by promoting William Hill to President and appointing John Ferrara as CFO, joining Peter Woodward as CEO.

•	Expanded global capabilities with acquisition of Farncombe.

Q3 2015 Financial Highlights (results compared to the same year-ago quarter)

•	Non-GAAP revenues (on a constant currency basis) increased 14% to $22.0 million, while GAAP revenues were up 10% to $21.2 million (see reconciliation to GAAP, below).

•	Non-GAAP adjusted net income totaled $576,000 or $0.07 per diluted share, compared to $1.1 million or $0.13 per diluted share in the same year-ago period (see reconciliation to GAAP, below). GAAP net loss totaled $1.1 million or $(0.13) per diluted share, compared to GAAP net income of $430,000 or $0.05 per diluted share in the same year-ago period.

•	Ended the quarter with $9.1 million in cash and $12.1 million in net working capital

Q3 2015 Financial Results

Revenues in the third quarter of 2015 were $21.2 million, an increase of 10% from $19.3 million in the same year-ago period. The increase was primarily due to the acquisition of Farncombe in July 2015, which contributed $2.9 million in revenues. Excluding the Farncombe acquisition, revenues decreased 5% to $18.3 million compared to the same year-ago period. The decrease was primarily due to a $700,000 unfavorable change in foreign currency translation rates and lower project volume in North America, partially offset by growth in services in the Europe, the Middle East and Africa (EMEA) region. Revenues improved sequentially over the second quarter of 2015 by $4.3 million, or 25%.

On a non-GAAP, constant currency basis, revenues in the third quarter of 2015 were $22.0 million, an increase of 14% from $19.3 million in the same year-ago period (see reconciliation to GAAP, below).

Gross profit was $7.6 million or 35.9% of revenues, compared to $7.5 million or 38.8% of revenues in the third quarter of 2014. The decline in gross margin percentage was primarily due to reduced demand for strategy consulting in North America.

Selling, general and administrative expenses in the third quarter of 2015 were $8.1 million, compared to $6.7 million in the third quarter of 2014. The increase was primarily due to $1.0 million in additional operating costs from the Farncombe business and approximately $0.7 million for executive severance and for expenses related to the Farncombe acquisition.

GAAP loss from operations in the third quarter of 2015 totaled $478,000, compared to GAAP income from operations of $838,000 in the third quarter of 2014.

Non-GAAP adjusted income from operations in the third quarter of 2015 totaled $770,000, compared to non-GAAP adjusted income from operations of $1.4 million in the third quarter of 2014 (see reconciliation to GAAP, below).

GAAP net loss for the third quarter of 2015 totaled $1.1 million or $(0.13) per diluted share, compared to GAAP net income of $430,000 or $0.05 per diluted share in the third quarter of 2014.

Non-GAAP adjusted net income for the third quarter of 2015 totaled $576,000 or $0.07 per diluted share, compared to non-GAAP adjusted net income of $1.1 million or $0.13 per diluted share, in the same year-ago period (see reconciliation to GAAP, below).

As of October 3, 2015, cash and cash equivalents totaled $9.1 million as compared to $11.1 million at the end of the second quarter of fiscal 2015.

Management Commentary

“I am pleased to report positive adjusted operating income for the third quarter and progress over our second quarter in terms of organic revenue growth. Customer activity is good and we are dually focused on executing in the fourth quarter and taking the operational steps required to deliver growth in 2016 with improved profitability. The Farncombe acquisition integration is ahead of schedule from a go-to-market perspective and we are excited about our growth prospects together,” said Peter Woodward, CEO of Cartesian.

“Looking forward, we see numerous growth opportunities. We are aligning the organization to improve our go-to-market capabilities and to lay the ground for organic growth next year, while watching costs closely to ensure growth delivers incremental profitability.”

Conference Call

Cartesian management will hold a conference call today (November 12, 2015) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results. The call may also include discussion of company developments, forward-looking information and other material information about Cartesian’s business and financial matters.

Cartesian CEO Peter Woodward and CFO John Ferrara will host the presentation, followed by a question and answer period.

Date: Thursday, November 12, 2015

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

U.S. dial-in: 877-407-0784

International dial-in: 201-689-8560

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through December 12, 2015.

U.S. replay dial-in: 877-870-5176

International replay dial-in: 858-384-5517

Replay ID: 13623047

About Cartesian, Inc.

Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, Philadelphia and Washington. For more information, visit www.cartesian.com.

Investor Contact:

Matt Glover

Liolios Group, Inc.

949-574-3860

CRTN@liolios.com

Goodwill Impairment Testing

During the third quarter of fiscal 2015, the Company experienced a decline in the market price of the Company’s common stock, which has been considered to be a triggering event for an evaluation of the carrying value of goodwill on the Company’s consolidated balance sheet.  As of the date of this release, the evaluation of our goodwill balance in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 350 Intangibles — Goodwill and Other is not complete. The evaluation of goodwill involves significant judgments and estimates.  Given this, the financial results are preliminary and subject to change following the completion of the evaluation of the Company’s goodwill. Consequently, actual results may differ significantly from the results that appear in the body of this release and in the financial tables that follow.

Non-GAAP Adjustments

In addition to reporting results of operations on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedules accompanying this press release entitled “Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net Income (Loss) and GAAP (Loss) Income from Operations to Non-GAAP Adjusted Income (Loss) from Operations” and “Reconciliation of Non-GAAP Constant Currency Revenues to GAAP Revenues.” In making non-GAAP adjustments to GAAP net (loss) income and GAAP (loss) income from operations, the Company took into account certain non-cash expenses and benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable. In calculating revenues for the third quarter of fiscal 2015 on a constant currency basis, the Company applied average foreign exchange rates from the third quarter of fiscal 2014 to the Company's foreign-denominated revenues in the third quarter of fiscal 2015 (other than revenues from the Farncombe business acquired in the third quarter of fiscal 2015. Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s (loss) income from operations, net (loss) income, net (loss) income per diluted share and revenues calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully integrate the operations of Farncombe France SARL and Farncombe Technology Limited with our operations, our ability to successfully implement our strategic relationship with Elutions, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, foreign currency exchange rate fluctuations, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014

Revenues	$21,205	$19,332	$56,144	$52,989

Cost of services	13,585	11,828	36,294	33,218

Gross profit	7,620	7,504	19,850	19,771

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $65 and $274 for the thirteen weeks ended October 3, 2015 and September 27, 2014, respectively and $511 and $720 for the thirty-nine weeks ended October 3, 2015 and September 27, 2014, respectively)	8,098	6,666	23,564	20,374
(Loss) income from operations	(478)	838	(3,714)	(603)
Other expense
Interest expense, net	(59)	(66)	(167)	(137)
Discount on note payable and transaction costs	-	-	-	(1,610)
Change in fair value of warrants and derivative liabilities	(506)	(130)	(611)	(19)
Incentive warrants expense	(10)	-	(57)	-
Total other expense	(575)	(196)	(835)	(1,766)
(Loss) income before income taxes	(1,053)	642	(4,549)	(2,369)
Income tax (provision) benefit	(82)	(212)	(372)	1,312
Net (loss) income	$(1,135)	$430	$(4,921)	$(1,057)

Net (loss) income per common share:
Basic	$(0.13)	$0.05	$(0.59)	$(0.14)

Diluted	$(0.13)	$0.05	$(0.59)	$(0.14)

Weighted average shares used in calculation of net (loss) income per basic and diluted common share
Basic	8,667	7,954	8,313	7,722

Diluted	8,667	8,252	8,313	7,722

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 3,	January 3,
	2015	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,144	$12,999
Accounts receivable, net	18,469	13,527
Inventory, net	2,700	3,000
Prepaid and other current assets	1,782	1,747
Total current assets	32,095	31,273

NONCURRENT ASSETS:
Property and equipment, net	2,539	1,292
Goodwill	11,234	8,015
Intangible assets, net	1,144	-
Deferred income tax assets	514	1,085
Other noncurrent assets	539	611
Total Assets	$48,065	$42,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$4,630	$1,806
Current borrowings	3,269	3,269
Liabilities for derivatives	948	337
Accrued payroll, bonuses and related expenses	5,044	3,899
Accrued severance liability and related costs	-	1,694
Deferred revenue	2,003	1,665
Accrued acquisition consideration	2,485	-
Other accrued liabilities	1,714	986
Total current liabilities	20,093	13,656

NONCURRENT LIABILITIES:
Deferred income tax liabilities	766	722
Deferred revenue	512	330
Contingent consideration liability	1,899	-
Other noncurrent liabilities	956	151
Total noncurrent liabilities	4,133	1,203

Total stockholders’ equity	23,839	27,417
Total Liabilities and Stockholders’ Equity	$48,065	$42,276

CARTESIAN, INC.
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP ADJUSTED NET INCOME (LOSS)
AND GAAP (LOSS) INCOME FROM OPERATIONS TO NON-GAAP ADJUSTED INCOME (LOSS) FROM OPERATIONS
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014

Reconciliation of GAAP (loss) income from operations to non-GAAP adjusted income (loss) from operations:

GAAP (loss) income from operations	$(478)	$838	$(3,714)	$(603)

Depreciation	302	149	717	488
Amortization of intangible assets	83	-	83	-
Accrued executive severance and related costs	356	-	821	1,370
Acquisition-related expenses	364	-	656	-
Non-cash share based compensation expense	65	277	511	723
Lease expense for discontinuation of office space	-	-	256	-
Fair value adjustment to contingent consideration	(22)	-	(22)	-
Foreign currency exchange loss on note payable	100	138	96	5
Adjustments to GAAP loss from operations	1,248	564	3,118	2,586

Non-GAAP adjusted income (loss) from operations	$770	$1,402	$(596)	$1,983

Reconciliation of GAAP net (loss) income to non-GAAP adjusted net income (loss):

GAAP net (loss) income	$(1,135)	$430	$(4,921)	$(1,057)

Depreciation	302	149	717	488
Amortization of intangible assets	83	-	83	-
Accrued executive severance and related costs	356	-	821	1,370
Acquisition-related expenses	364	-	656	-
Non-cash share based compensation expense	65	277	511	723
Lease expense for discontinuation of office space	-	-	256	-
Fair value adjustment to contingent consideration	(22)	-	(22)	-
Discount on note payable and transaction costs	-	-	-	1,610
Change in fair value of derivative liabilities	506	130	611	19
Foreign currency exchange loss on note payable	100	138	96	5
Incentive warrants expense	10	-	57	-
Tax effect of applicable non-GAAP adjustments (1)	(53)	(26)	(24)	20
Adjustments to GAAP net (loss) income	1,711	668	3,762	4,235

Non-GAAP adjusted net income (loss)	$576	$1,098	$(1,159)	$3,178

Reconciliation of GAAP net (loss) income per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:

GAAP net (loss) income per diluted common share (2)	$(0.13)	$0.05	$(0.59)	$(0.13)

Depreciation	0.03	0.02	0.09	0.06
Amortization of intangible assets	0.01	-	0.01	-
Accrued executive severance and related costs	0.04	-	0.10	0.17
Acquisition-related expenses	0.04	-	0.07	-
Non-cash share based compensation expense	0.01	0.03	0.06	0.09
Lease expense for discontinuation of office space	-	-	0.03	-
Fair value adjustment to contingent consideration	-	-	-	-
Discount on note payable and transaction costs	-	-	-	0.21
Change in fair value of derivative liabilities	0.07	0.01	0.07	-
Foreign currency exchange loss on note payable	0.01	0.02	0.01	-
Incentive warrants expense	-	-	0.01	-
Tax effect of applicable non-GAAP adjustments (1)	(0.01)	-	-	-
Adjustments to GAAP net (loss) income per diluted common share	0.20	0.08	0.45	0.53

Non-GAAP adjusted net income (loss) per diluted common share	$0.07	$0.13	$(0.14)	$0.40

Weighted average shares used in calculation of Non-GAAP adjusted net income (loss) per diluted common share (2)	8,745	8,252	8,313	7,932

(1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

(2) The Company uses weighted average diluted common shares including the dilutive effect of stock options, non-vested shares and warrants in the calculation of GAAP net loss per diluted common share in this reconciliation in order to reconcile to Non-GAAP adjusted net income per diluted common share for the thirteen weeks ended October 3, 2015 and September 27, 2014 and the thirty-nine weeks ended September 27, 2014.

CARTESIAN, INC.
RECONCILIATION OF NON-GAAP CONSTANT CURRENCY REVENUES TO GAAP REVENUES
(unaudited)
(in thousands, except growth rates)

	Thirteen Weeks Ended	Thirteen Weeks Ended		Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 3,	September 27,	Year-Over-Year	October 3,	September 27,	Year-Over-Year
	2015	2014	Growth	2015	2014	Growth

Non-GAAP Constant Currency Revenues Reconciliation (1),(2)

GAAP revenues, as reported	$21,205	$19,332	9.7%	$56,144	$52,989	6.0%
Foreign currency exchange impact on 2015 revenues using 2014 average rates (2)	748			2,587
Non-GAAP revenues, at constant currency	$21,953	$19,332	13.6%	$58,731	$52,989	10.8%

(1) Non-GAAP revenues on a constant currency basis are calculated by applying the average foreign exchange rates for the thirteen and thirty-nine weeks ended September 27, 2014 to foreign-denominated revenues in the comparable current year periods. The difference between non-GAAP revenues and revenues calculated in accordance with GAAP is shown as "foreign currency exchange impact" in the table above. Non-GAAP constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in non-GAAP constant currency revenues in fiscal 2015 compared to GAAP revenues for the prior year.

(2) The calculation of the foreign currency exchange impact on our fiscal 2015 revenues is exclusive of the impact of the Farncombe acquisition on July 22, 2015. Revenues for the Farncombe entities are included in our GAAP revenues, as reported from the date of acquisition through October 3, 2015.